UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 14, 2015

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to Certain Financing Agreements

Factoring Facility Commitment Letter

As previously disclosed, in connection with the entry into the purchase agreement for the GRSA Acquisition, Signature Group Holdings, Inc. (the “Company”) entered into a commitment letter, dated October 17, 2014, with GE Capital Bank AG (“GE Germany”), that provides a commitment (the “Factoring Commitment Letter”), subject to satisfaction of standard conditions, for a nonrecourse factoring facility with a maximum financing amount of €50 million.  On January 14, 2015, the Company and GE Germany entered into an amendment to the Factoring Commitment Letter (the “Factoring Amendment”) to extend the commitment period through February 28, 2015.

The foregoing description of the Factoring Amendment does not purport to be complete and is qualified by reference in its entirety to the full text of the Factoring Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to Commitment Letter, dated January 14, 2015, by and between GE Capital Bank AG and Signature Group Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: January 21, 2015	By:	/s/ W. CHRISTOPHER MANDERSON
	Name:	W. Christopher Manderson
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Commitment Letter, dated January 14, 2015, by and between GE Capital Bank AG and Signature Group Holdings, Inc.